UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2005

AMF BOWLING WORLDWIDE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-12131	13-3873272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8100 AMF Drive

Richmond, Virginia 23111

(804) 730-4000

(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

See Item 5.02 below.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) AMF Bowling Worldwide, Inc. (the “Company”) has executed an employment agreement with William McDonnell effective December 31, 2005 pursuant to which Mr. McDonnell will become Vice President and Chief Financial Officer of the Company. Mr. McDonnell’s employment agreement contains the following terms, among others: (i) $275,000 base salary per annum, (ii) a performance bonus of up to 60% of base salary upon satisfaction of certain financial targets and other performance objectives, (iii) an initial grant of 20,000 options to purchase equity units of Kingpin Holdings LLC, the Company’s parent, pursuant to the Kingpin Holdings 2004 Unit Option Plan, which will vest equally over three years, (iv) a severance package providing for 12 months salary and benefits and a prorated bonus, upon termination of Mr. McDonnell’s employment without cause or his resignation for good reason; and (v) confidentiality, non-competition and non-solicitation agreements made by Mr. McDonnell.

Since 2000, Mr. McDonnell has served as Vice President and Chief Financial Officer of Rent-Way, Inc., an operator of rental-purchase stores at 791 locations in 34 states. He is 44 years old.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMF BOWLING WORLDWIDE, INC.

/s/ Frederick R. Hipp
Frederick R. Hipp
President and Chief Executive Officer

Date: December 5, 2005

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